Exhibit 10.1

March 23, 2015

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North

Suite 400

Houston, Texas 77024

Dear Sir:

I propose and voluntarily agree to a 15% reduction in my annual base salary effective as of the first full payroll period commencing after this date. I agree that this reduction in my annual base salary will not be a breach of any agreements I have with the company.

Sincerely,

/s/ Quintin V. Kneen

Quintin V. Kneen

President and CEO

GulfMark Offshore, Inc.

Agreed:

/s/ James M. Mitchell

James M. Mitchell

Executive Vice President and Chief Financial Officer

GulfMark Offshore, Inc.